UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

NORTHWEST PIPE COMPANY
(Exact name of registrant as specified in its charter)

Oregon	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 NE Park Plaza Drive, Suite 100
Vancouver, WA 98684
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 360‑397‑6250

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NWPX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Annual Meeting of Shareholders of Northwest Pipe Company (the “Company”) on June 13, 2024, the Company’s shareholders: (i) elected three directors; (ii) approved, on an advisory basis, the compensation paid to the Company’s named executive officers; and (iii) ratified the appointment of Moss Adams LLP as the Company’s independent registered public accountants for the year ending December 31, 2024. Set forth below are the voting results for each of these proposals.

Proposal 1: Election of three directors:

Nominee	For	Withheld	Broker Non‑votes
Amanda Julian (three‑year term)	5,718,179	2,782,065	897,337
Keith Larson (three-year term)	6,652,513	1,847,731	897,337
Richard Roman (three-year term)	5,025,582	3,474,662	897,337

Proposal 2: Advisory vote on executive compensation:

For	Against	Abstain	Broker Non‑votes
7,717,534	559,672	223,038	897,337

Proposal 3: Ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accountants for the year ending December 31, 2024:

For	Against	Abstain	Broker Non‑votes
9,257,278	133,950	6,353	-

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on June 14, 2024.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ Aaron Wilkins
Aaron Wilkins Senior Vice President, Chief Financial Officer, and Corporate Secretary